EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

American Dental Partners, Inc.:

We hereby consent to the use in this Registration Statement on Form S-4 of American Dental Partners, Inc. of our report dated February 25, 2004 related to the financial statements of American Dental Partners Inc., which appears in such Registration Statement. We also consent to the reference to us under under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 20, 2004